EXHIBIT 10.29



                       AMENDMENT TO TELENETICS CORPORATION
                             2000 STOCK OPTION PLAN

         By unanimous written consent dated effective as of December 28, 2000, the Board of Directors of Telenetics Corporation amended and replaced Section 5 of the Telenetics Corporation 2000 Stock Option Plan to read as follows:

         5. SHARES SUBJECT TO THE PLAN. For purposes of the Plan, the Committee is authorized to grant Options for up to 427,000 shares of the Company's common stock ("Common Stock"), or the number and kind of shares of stock or other securities which, in accordance with Section 13, shall be substituted for such shares of Common Stock or to which such shares shall be adjusted. The Committee is authorized to grant Options under the Plan with respect to such shares. Any or all unsold shares subject to an Option which for any reason expires or otherwise terminates (excluding shares returned to the Company in payment of the exercise price for additional shares) may again be made subject to grant under the Plan.